Exhibit 10.8

Portions hereof have been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment in accordance with Rule 406.

4805 Second Street,                     Muscle Shoals, AL 35681-1282

phone / 688.817.8502                                 fax / 256-386-6047

CONFIDENTIAL

April 1, 2003

Mr. Robert G. Grenfell

Director, Aluminum Purchasing

BALL CORPORATION

Packaging Operations

9300 West 108th Circle

Broomfield, CO 80021-3682

Dear Bob:

We agreed to the following amendments to our supply contract during our meeting at your offices last week:

•	These amendments to our supply contract apply to calendar years 2004 through 2007.

•	Base product mix and volumes shall be:

•	D&I Body Stock	***** Million Pounds per Year
•	Coated End Stock	***** Million Pounds per Year
•	Tab Stock	***** Million Pounds per Year
	TOTAL	***** Million Pounds per Year

*****

*****	Portions hereof have been omitted and filed separately with the Commission pursuant to a request for confidential treatment in accordance with Rule 406.

•	Conversion Prices are to be adjusted each April 1st by ***** of year-to-year changes in the PPI Index *****.

•	Additionally, you agreed to make formal introductions to Ball licensees in ***** and *****. We wish to work to establish supply positions with some of these prospective customers starting in 2004.

*****

Yours truly,

/s/ Don Farrington
Don A. Farrington
Vice President Sales & Marketing

Copy:	John Cameron
Sam Glasscock
John Martin - BALL

CHICAGO SALES OFFICE

1117 S. MILWAUKEE AVENUE Suite D-3

LIBERTYVILLE IL 60048

phone / 988.817.8602 fax / 847.816.8281

CONFIDENTIAL

July 6, 2001

Mr. Robert C, Greenfell

BALL CORPORATION

300 WEST 108th Circle

Broomfield, CO 80021-3682

Dear Bob:

This letter confirms our agreement last week to adjust the annual aluminum volumes in our contract for 2001 as follows:

D&l Can Body Stock	***** million pounds
Coated Can End Stock	***** million pounds
Can Tab Stock	***** million pounds

TOTAL	***** million pounds

According to my records our current position relative to these volumes is shown below:

Product	Net Shipments Thru 8/30/01	July Bookings	August Bookings	2001 Balance To Ship	Average Month Sept. - Dec.
D&l Body Stock	*****	*****	*****	*****	*****
Coated End Stock	*****	*****	*****	*****	*****
Tab Stock	*****	*****	*****	*****	*****

TOTAL	*****	*****	*****	*****	*****

millions of pounds

We recognize the hazards in the perspective of “average months,” and we recognize you will likely require some month-to-month flexibility in your orders. Please work directly with Regan Ragland to redefine the requirement earn the volume rebate for level loading based upon these revised annual volumes.

We sincerely enjoy working with you in the best interest of our partnership. Thank you for your support and for business.

Yours truly,

/s/ Don A. Farrington
Don A. Farrington
Vice President Sales & Marketing

Copy:	John Martin - Ball POC
John Cameron
Sam Glasscock
Martha Neese
Regan Ragland
Eva Witte

4805 SECOND STREET, MUSCLE SHOALS, AL 35661-1282

phone / 256.386.6000

November 20, 2000

Mr. John Martin

Vice President, Purchasing

Packaging Operations

Ball Metal Beverage Container Corp.

9300 West 108th Circle

Broomfield, Colorado 80021-3682

Dear John:

As promised, we are pleased to offer the following amendment to our Supply Program Agreement dated August 10, 1998, as previously amended (collectively, the “Supply Contract”) for your consideration:

Rigid Container Sheet Product	Quantity (Annual)			Price (in ¢ per lb.)
	2001	2002	2003
D&l for Body Stock	***** million lbs.	***** million lbs.	***** million lbs.	*****
End Stock	***** million lbs	***** million lbs.	***** million lbs.	*****
Tab Stock	***** million lbs.	***** million lbs.	***** million lbs.	*****
Grand Totals	***** million lbs.	***** million lbs.	***** million lbs.

The price(s) noted above will be increased by *****% of the difference between the price list $***** in effect in 1997 less the adjustment made for the PPI and the July 2000 price list.

15.	Wise aggress that ***** million pounds of the cansheet to be provided by Wise to Ball during 2001 will be sold at an underlying P1020 price of $***** per pound and will be delivered in accordance with the following monthly schedule (all amounts are in millions of pounds):

Jan.	*****
Feb.	*****
Mar.	*****
Apr.	*****
May	*****
June	*****
July	*****
Aug.	*****
Sept.	*****
Nov.	*****
Dec.	*****

Ball will not remit on the basis of $***** per pound and will remit an additional $***** per pound in respect of each of the pounds referred to in the column above for January, February, March and April. This additional $***** per pound shall constitute an advance payment in respect of the ***** million pounds of cansheet referred to in Section 1(a)(ii) of the Metal Supply Contract Amendment, Assignment and Assumption Agreement and Administrative Services Agreement dated as of September 1, 2000, and Ball shall withhold $***** per pound (i.e. $***** per week commencing April 15, 2001 and terminating December 31, 2001) from payments due in respect of the said ***** million pounds until such withholdings aggregate an amount equal to the total amount of the advance payments (i.e. $*****). In the event that, after March 31, 2001, Wise fails to deliver any of the remainder of the said ***** million pounds of cansheet in accordance with an underlying P1020 price of $***** per pound, the full amount of the difference between $***** and Ball’s total withholdings at the time of such failure shall be immediately due and payable by Wise to Ball. Ball shall be entitled to offset any such amount which may become owing to Ball by Wise against any amounts owing by Ball to Wise or any affiliate of Wise, whether under the Supply Contract or otherwise.

We appreciate the opportunity to present our proposal to you and look forward to many mutually beneficial years of business between our respective organizations. If the foregoing is acceptable, please sign where indicated below and return a copy to me. Thank you for your consideration.

Sincerely,	Accepted by,

/s/ John J. Cameron	/s/ John Martin
John J. Cameron	John Martin
President	Vice President, Purchasing
Wise Alloys LLC	Packaging Operations
Ball Metal Beverage Container Corp.

*****STRICTLY CONFIDENTIAL*****

BALL AND REYNOLDS SUPPLY PROGRAM AGREEMENT

Ball Metal Beverage Container Corp., including its subsidiaries and affiliates (“Ball”), and Reynolds Metals Company (“Reynolds”) shall treat any information relating to this Supply Program as confidential and each party shall use the same degree of care regarding the use and disclosure of such information to third parties as it would for its own information. Neither party shall disclose the terms of this Agreement or the extent of the parties’ relationship without the prior written consent of the other party or unless required to do so; provided, that Reynolds and Ball may provide a copy of this Agreement to a potential assignee subject to execution of an appropriate confidentiality agreement.

1.	Term of Agreement - From date of closing of the sale of the Reynolds’ Business, as defined in the Asset Purchase Agreement dated April 22, 1998, to Ball (hereinafter referred to as the “Sale”) through the end of the 30th month following the date of the Sale, provided the term shall not extend beyond December 31, 2000, subject to the provisions of Section 15.

2.	During the term of this Agreement, Ball shall purchase from Reynolds and Reynolds shall supply to Ball one hundred percent (100%) of Ball’s Reynolds Plant Requirements (as hereinafter defined) for aluminum body stock, end stock and tab stock (collectively hereinafter referred to as “Can Stock”). “Reynolds Plant Requirements” means the total quantity of Can Stock purchased by Ball in the production of aluminum cans and ends during the relevant period in its United States can and end manufacturing plants (including the can manufacturing plants located in Hawaii and Puerto Rico) that Ball purchased from Reynolds pursuant to the Sale (collectively hereinafter referred to as “Can Plants”), less any quantities of Can Stock that were under contract between Reynolds and any other unrelated party at the time of Sale, which contractual obligations were assumed by Ball; provided, however, Ball shall have the option to have manufacturers other than Reynolds supply aluminum body stock to the can manufacturing plants located in Hawaii and Puerto Rico, and, if Ball exercises such option, Ball shall purchase from Reynolds the annual requirements for aluminum body stock for such plants, currently, ***** million pounds each, for use at Ball’s other North American can manufacturing plants. Aluminum body stock, aluminum end stock and aluminum tab stock supplied hereunder shall comply with Reynolds’ standards and specifications set forth in Exhibit 1, 2, and 3, respectively (hereinafter “Body Stock”, “End Stock” and “Tab Stock”). The Body Stock component, or the End Stock and Tab Stock components, of Reynolds Plant Requirements may be decreased, at Ball’s option, during a year and for any year thereafter due to the closure, sale or curtailment of any of the Can Plants, as the case may be, by the amount no longer required by or for such Can Plants after the date of Sale only if, and to the same proportionate extent as, Ball’s total can or end production in North America for such year (hereinafter “North American Requirements”), as the case may be, has decreased from the level of such production as of the date of Sale. For example, as of the date of sale, if Ball’s purchases of Can Stock for its North American Requirements and the Reynolds Plant Requirements are 1 billion pounds and 480 million pounds, respectively, and, on January 1, 1999, Ball curtails can and end production at the Reidsville, North Carolina plant, thereby reducing such plant’s annual requirements for Can Stock by 20 million pounds, the amount of such Can Stock reduction that Ball would still be obligated to purchase annually from Reynolds for use at its other facilities (hereinafter “Ball’s Obligation to Reynolds”) would be calculated as follows: 480 million pounds/I billion pounds X 20 million pounds = 9.6 million pounds pro rata reduction. Thus, 20 million pounds - 9.6 million pounds = Ball’s Obligation to Reynolds or 10.4 million pounds. Attached hereto as Exhibit 4 is a list which sets forth Ball’s approximate North American annual Can Stock usages purchased by Ball for each plant as of the date hereof. Subject to the fourth sentence of this paragraph, the North American Requirements shall not include increases in the Can Stock used by the Ball system through the inclusion of any can or end manufacturing plant built or acquired, either directly or indirectly, by Ball after the commencement date of this Agreement.

3.	Based upon Reynolds disclosures before the Sale, the parties currently expect that Ball will purchase from Reynolds at least the minimum annual volume of Can Stock (***** million pounds) during each of years 1998 through 2000 and substantially in the approximate product mixes set forth below (annual volume and product mixes to be prorated for 1998):

APPROXIMATE PRODUCT MIXES

(in millions of pounds)
Body Stock	*****
End Stock	*****
Tab Stock	*****
Total	*****

(a) The aforesaid minimum annual volume and relative product mixes are based on Ball’s good faith estimate of its future requirements at the time it executes this Agreement*****

(b) During each calendar year during the term of this Agreement (to be prorated for 1998), Ball shall sell to Reynolds and Reynolds shall purchase from Ball, at market prices, an aggregate quantity of P1020 ingot, shreds and class scrap equal to ***** of the quantity (in pounds) of Can Stock purchased by Ball hereunder in each such calendar year. ***** UBC’s may be tolled by Reynolds at the conversion prices stated in this Agreement (plus an appropriate charge for converting the UBC’s into sheet ingot) for Can Stock volume in addition to the volume of Can Stock to be supplied by Reynolds under this Agreement.

(c) Reynolds shall permit Ball’s can and end customers to purchase Can Stock directly from Reynolds under this Agreement for subsequent tolling into cans and ends by Ball.

*****

5.	The price of the Can Stock to be supplied hereunder shall be the sum of the aluminum metal component and the conversion fee for the product in question.

(a) Aluminum Metal Component.

(1) During the term of this Agreement, the aluminum metal component shall be established on a semi-annual basis. The price of this component shall be the average daily U.S. Transaction price for high grade aluminum as reported in Platt’s Metals Week for the six (6) months prior to the date of price setting with a one month lag period *****, as set forth in the following table; provided, however, that during the period beginning October 1, 1998 through March 31, 1999 (hereinafter referred to as the “No Floor Period”), the aluminum metal component for the first ***** million pounds shall not exceed $***** per pound and have no floor, and during the remaining term of this Agreement and for any amount in excess of ***** million pounds during the No Floor Period, the aluminum metal component shall not exceed $***** per pound nor fall below $***** per pound; provided, further, that beginning April 1, 1999 and on each April 1 thereafter during the term of this Agreement, such maximum and minimum levels shall be subject to an adjustment

(upward or downward, as applicable) based upon one-half (1/2) of the year over year change in the PPI. Examples of annual adjustment calculations are shown in Attachment A hereto.

Purchase Period:	Reference Period:	Price Setting Date:
Q2/Q3, 1998	9/1997 - 2/1998	April 1, 1998
Q4, 1998/Q1, 1999	3/1998 - 8/1998	October 1, 1998
Q2/Q3, 1999	9/1998 - 2/1999	April 1, 1999
Q4, 1999/Q1, 2000	3/1999 - 8/1999	October 1, 1999
Q2/Q3, 2000	9/1999 - 2/2000	April 1, 2000
Q4, 2000	3/2000 - 8/2000	October 1, 2000
Qi, 2001	3/2000 - 8/2000	October 1, 2000 (if extended)

(2) Ball acquires no right, title or interest in any aluminum metal contract which Reynolds may enter into, on the London Metal Exchange or otherwise, in connection with this Agreement.

(b) Conversion Fee.

Subject to the provisions of Section 7, during the term of this Agreement, the conversion fee for each product shall be at Reynolds’ 1997 published conversion fee for such product as stated in the attached Exhibit 5 (with discounts, if applicable, as set forth in Section 5(c)), as adjusted ***** forth in Attachment A hereto.

(c) Subject to Section 5(b), conversion fee pricing for the products to be provided hereunder shall be at either *****:

Soft Drink End Stock: *****; Beer End Stock: *****; and Tab Stock: *****.

*****

6.	Payment terms shall be as set forth in Section 11(c).

7.	(a) In the event Reynolds’ orders for shipments of Body Stock, End Stock and Tab Stock (including orders received from Ball) exceed in the aggregate ***** million pounds (hereinafter “Threshold Amount”) in any calendar year hereunder and subsequent orders for shipments of Body Stock, End Stock or Tab Stock in that calendar year are priced at conversion fees which are lower than the conversion fees stated in Section 5(b) of this Agreement, Reynolds agrees to extend to Ball such lower conversion fees for a like volume. For example, if by September 1, 1999, Reynolds’ orders for shipments of Body Stock, End Stock and Tab Stock for calendar year 1999 exceed the Threshold Amount, and Reynolds subsequently contracts to ship another customer ***** million pounds of Body Stock for delivery in the fourth calendar quarter, 1999, at a conversion fee which is lower than the conversion fee stated in Section 5(b), Reynolds would be obligated to offer such lower conversion fee to Ball for ***** million pounds of the quantity of Body Stock purchased from Reynolds by Ball in 1999. Orders are to be taken into account for purposes of this clause in the order in which they are booked.

*****

*****

9.	Delivery or receipt of the Can Stock which is delayed or prevented by “force majeure” affecting either Reynolds or Ball shall not impose liability on either party. “Force majeure” is any event beyond the reasonable control of the affected party such as, but not limited to, acts of God, wars, civil commotion, governmental action, fire, storm, flood, earthquake, explosion, strikes, lockouts, or other industrial disturbance, acts, regulations or other requirements of the federal, state, territorial or local governments, including without limitation, acts, regulations or other requirements making it unlawful or commercially impracticable to package beverages in metal cans, or any cause, whether of the same or different nature, beyond the reasonable control of the party affected. The party affected by any such event of force majeure shall promptly advise the other of the extent and probable duration and coordinate efforts to minimize the impact of force majeure on both parties.

The parties recognize that Ball must have Can Stock to continue to operate the Reynolds Can Plants in the event Reynolds is prevented by force majeure events from delivering Can Stock to Ball. Therefore, Reynolds and Ball agree that in the event Reynolds does not make deliveries of Can Stock to Ball by reason of force majeure events, Ball shall be entitled to purchase Can Stock from others in amounts which Ball believes in good faith is needed to minimize or avoid disruption of production and sales of cans and ends. Ball’s purchases of Can Stock from others as a result of force majeure events shall not constitute a breach of this Agreement by Ball, and Ball shall be released from its obligation to purchase such quantities from Reynolds under this Agreement.

10.	Reynolds warrants that the Can Stock supplied hereunder will conform to the applicable specifications, that it will convey good title thereto, that such Can Stock will be delivered free from any lawful security interest or any other lien or encumbrance and will be free from claims of infringement or the like, will not render the beverages within the containers made from the Can Stock unfit for human consumption or render the beverages within the containers made from the Can Stock misbranded or adulterated under the Food, Drug and Cosmetic Act, as amended, or any similar state, territorial or local law, or change or impair the flavor, taste or odor of the beverages contained within the containers made from the Can Stock; provided, however, this warranty shall not apply to off-taste claims caused by Ball’s failure to apply properly an interior coating to the cans and ends. In the event the Can Stock does not conform to the applicable specifications or is not merchantable or fit for its intended use, Ball shall promptly notify Reynolds of such non-conformance, followed by appropriate documentation. Reynolds shall then promptly investigate the claim and replace any non-conforming material or refund the full purchase price for such material less a reasonable scrap allowance, if applicable. REYNOLDS MAKES NO WARRANTY, EXPRESS OR IMPLIED, EXCEPT SUCH AS IS EXPRESSLY SET FORTH HEREIN. In no event, however, shall Reynolds be liable for lost profits incurred by Ball as a result of any non-conforming Can Stock supplied in breach of the warranties stated in this Section 10. Provided, however, nothing contained in this Agreement shall limit or otherwise affect any of the rights or remedies available to Ball pursuant to Section 11(f).

*****

*****

12.	[INTENTIONALLY OMITTED]

13.	Upon execution, this Agreement shall constitute our entire agreement with respect to the subject matter hereof and will, as of the date of Sale, supersede and cancel any prior agreements between us with respect thereto, including the Supply Program Agreement signed by Ball on September 12, 1995, as amended on October 9, 1995 and January 2, 1997, except for product warranty claims by Ball in respect of Body Stock, End Stock and Tab Stock delivered under the Supply Program Agreement dated September 12, 1995, as amended.

14.	This Agreement is not assignable, nor may any of a party’s rights or obligations be transferred or delegated, in whole or in part, without the prior written consent of the other party, which consent shall not be unreasonably withheld.

15.	Ball shall have the option to extend the term of this Agreement for an additional three (3) months beyond the term specified in Section 1. Ball shall exercise its option to extend the term of this Agreement by an additional three (3) months by providing written notice to Reynolds no later than September 1, 1999. If Ball exercises its option, this Agreement shall be extended for an additional three (3) month period.

16.	Amendment and Modification. This Agreement may be amended, modified and supplemented only by written agreement of Ball and Reynolds.

17.	Waiver of Compliance. Any failure of Reynolds; on the one hand, or Ball; on the other, to comply with any obligation, covenant, agreement or condition herein may be expressly waived in writing by an authorized representative of Ball or Reynolds, respectively, but such waiver or failure to insist upon compliance with such obligation, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure.

18.	Default. If either party fails to perform under any material provision of this Agreement, and the failure is not corrected within thirty (30) days after the other party gives written notice thereof, then the other party may decline to make or accept, as the case may be, further deliveries until the default is corrected.

19.	Notices. All notices, requests, demands and other communications required or permitted hereunder shall be in writing and shall be deemed to have been duly given if delivered by hand or sent by overnight courier or telecopy (and promptly confirmed by certified mail, return receipt requested):

(a) if to Reynolds, to:

Reynolds Metals Company

6601 West Broad Street

Richmond, Virginia 23230

Attention: Corporate Secretary’s Office

Telecopier: (804) 281-3740

or to such other person or address as Reynolds shall furnish to Ball in writing.

(b) if to Ball, to:

Ball Metal Beverage Container Corp.

10 Long Peaks Drive

Broomfield, Colorado 80021-2510

Attention: General Counsel

Telecopier: (303) 460 -2691

or to such other person or address as Ball shall furnish to Reynolds in writing.

20.	Governing Law. This Agreement and the legal relations among the parties shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to its conflicts of law doctrine.

21.	Counterparts. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

22.	Headings. The headings of the Sections of this Agreement are inserted for convenience only and shall not constitute a part hereof or affect in any way the meaning or interpretation of this Agreement.

23.	Third Parties. Except as specifically referred to herein, nothing herein shall be construed to give to any person other than the parties and their successors or assigns, any rights or remedies under or by reason of this Agreement.

24.	Taxes. In addition to the price, the amount of any present or future tax applicable to the sale, delivery, use, and/or other handling of the Can Stock shall be paid by Ball.

25.	Severability. If any provision of this Agreement, whether a section, paragraph, sentence or any portion thereof, is determined to be null and void or unenforceable, the remaining provisions of this Agreement shall remain in full force and effect.

26.	Interpretation. When used in this Agreement, the singular form shall include the plural and vice versa, and the use of any gender shall include all genders, as appropriate. The terms “herein”, “hereinbefore”, “hereinafter”, “hereunder”, and “hereof’ shall refer to the entirety of this Agreement and shall not be limited in applicability to the section in which they appear.

27.	Precedence. In the event of any conflict or inconsistency between the provisions in this Agreement and the provisions in Exhibits 1-5 and Attachment A to this Agreement, the provisions in this Agreement shall prevail.

28.	The Dispute Resolution procedures under the Asset Purchase Agreement shall not be applicable to this Agreement.

Please indicate your agreement hereto and acceptance hereof by executing and returning the duplicate thereof.

REYNOLDS METALS COMPANY

By	/s/ D. Michael Jones
Its	Senior Vice President and General Counsel
Date	8/10/98

AGREED AND ACCEPTED:

BALL METAL BEVERAGE CONTAINER CORP.

By	/s/ F. Midgett
Its	President
Date	8/10/98

ATTACHMENT A

Examples of Annual PPI Adjustments

*****

*****	Portions hereof (1 page) have been omitted and filed separately with the Commission pursuant to a request for confidential treatment in accordance with Rule 406.

EXHIBIT 1

Reynolds Metals Company

Can Division

Direct Material Specification - D&I Can Body Stock

*****

*****	Portions hereof (7 pages) have been omitted and filed separately with the Commission pursuant to a request for confidential treatment in accordance with Rule 406.

EXHIBIT 2

Reynolds Metals Company

Can Division

Direct Material Specification - End Stock

*****

*****	Portions hereof (13 pages) have been omitted and filed separately with the Commission pursuant to a request for confidential treatment in accordance with Rule 406.

EXHIBIT 3

Reynolds Metals Company

Can Division

Direct Material Specification - Tab Stock

*****

*****	Portions hereof (18 pages) have been omitted and filed separately with the Commission pursuant to a request for confidential treatment in accordance with Rule 406.

EXHIBIT 5

Reynolds’ Current Price List

for Can and Sheet Products

*****

*****	Portions hereof (15 pages) have been omitted and filed separately with the Commission pursuant to a request for confidential treatment in accordance with Rule 406.